Exhibit 99.1

Proto Labs Reports Record Revenue for the First Quarter 2015

Quarterly Revenue Increases 27% Year over Year to $58.5 Million

MAPLE PLAIN, Minn. – April 23, 2015 – Proto Labs, Inc. (NYSE: PRLB), a leading online and technology-enabled, quick-turn, on-demand manufacturer, today announced financial results for the first quarter ended March 31, 2015.

Highlights include:

●

Revenue for the first quarter of 2015 increased to a record $58.5 million, 27 percent above revenue of $46.1 million in the first quarter of 2014, and an increase of 31 percent versus the prior year in constant currencies.

●

Revenue from additive services (3D printing) through the FineLine acquisition completed last April totaled $4.5 million in the first quarter, a 79 percent increase compared to FineLine’s first quarter of 2014.

●	Revenue growth was driven by a 44 percent increase in the number of unique product developers and engineers served over the prior year period.
●

Net income for the first quarter of 2015 was $10.5 million, or $0.40 per diluted share. Non-GAAP net income, excluding the after tax expense of stock compensation, amortization of intangibles, and non-cash unrealized foreign currency losses, was $11.9 million, or $0.45 per diluted share. See “Non-GAAP Financial Measure” below.

“We generated strong revenue growth in the first quarter, with growth on a constant currency basis in all three of our geographies,” said Vicki Holt, President and Chief Executive Officer. “Revenue in North America grew 36%, reflecting strong demand across our product lines and a significant contribution from the additive business. Japan continues to perform well with revenue up 44% on a constant currency basis and 23% as reported. Revenue in Europe grew 10% in constant currencies, reflecting an increase in the volume of units sold, while declining 5% as reported. During the quarter, we served 11,000 unique product developers and engineers, a 44% increase over the prior year.”

Additional Highlights include:

●

Gross margin was 60.2 percent of revenue for the first quarter of 2015 compared with 63.0 percent during the same quarter last year and 59.9 percent in the fourth quarter of 2014. Contributing to the year over year decline was a lower gross margin on the additive business, representing approximately 110 basis points, and a 220 basis point impact from foreign currency exchange rates.

●	GAAP operating margin was 27.1 percent of revenue during the first quarter of 2015 compared to 31.4 percent for the first quarter of 2014 and 26.2 percent in the fourth quarter of 2014.
●	Cash generated from operations during the first quarter totaled $15.4 million. Cash, cash equivalents and investments totaled $137.2 million at March 31, 2015.

“We remain focused on the growth initiatives we established for 2015. We continue to invest in sales and marketing efforts, adding staff in select areas, installing new sales and marketing automation software and pursuing new approaches to expand awareness and drive sales. Expansion of new materials and processes is proceeding on plan. We completed the full launch of lathe-turned parts in North America and Europe in the first quarter and while early, we are pleased with its reception in the market. We are excited about the potential for Proto Labs and continue to be confident in the successful execution of our growth strategies to drive revenue and enhanced profitability in 2015 and beyond,” concluded Ms. Holt.

Non-GAAP Financial Measures

The company has included non-GAAP adjusted revenue growth that excludes the impact of changes in foreign currency exchange rates from total revenues in this press release to provide investors with additional information regarding the company’s financial results. Management believes this metric is useful in evaluating the underlying business trends and ongoing operating performance of the company.

The company has also included non-GAAP net income, adjusted for stock-based compensation expense, amortization expense, and non-cash unrealized foreign currency activity (collectively “non-GAAP net income”), in this press release to provide investors with additional information regarding the company’s financial results. The company has provided below a reconciliation of non-GAAP net income to net income, the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP net income is used by the company’s management and board of directors to understand and evaluate operating performance and trends and provides a useful measure for period-to-period comparisons of the company’s business. Accordingly, the company believes that non-GAAP net income provides useful information to investors and others in understanding and evaluating operating results in the same manner as our management and board of directors.

Conference Call

The company has scheduled a conference call to discuss its first quarter financial results today, April 23, 2015 at 8:30 a.m. ET. To access the call in the U.S. please dial 877-709-8150. Outside the U.S. please dial 201-689-8354. No participant code is required. A simultaneous webcast of the call will be available via the investor relations section of the Proto Labs website and the following link: http://edge.media-server.com/m/p/j3cc47as/lan/en. An audio replay will be available for 14 days following the call on the investor relations section of Proto Labs’ website.

About Proto Labs, Inc.

Proto Labs is a leading online and technology-enabled, quick-turn, on-demand manufacturer of custom parts for prototyping and short-run production. Proto Labs provides “Real Parts, Really Fast” to product developers and engineers worldwide. Proto Labs utilizes computer numerical control (CNC) machining, injection molding, and additive manufacturing (3D printing), to manufacture custom parts for our customers. For more information, visit protolabs.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical or current facts are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of Proto Labs to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are described in the “Risk Factors” section within reports filed with the SEC. Other unknown or unpredictable factors also could have material adverse effects on Proto Labs’ future results. The forward-looking statements included in this press release are made only as of the date hereof. Proto Labs cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Proto Labs expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.

Contacts:

Investor Relations:

John Way, 763-479-7726

john.way@protolabs.com

Jenifer Kirtland, 408-656-9496

jkirtland@evcgroup.com

Media Relations:

Bill Dietrick, 763-479-7664

bill.dietrick@protolabs.com

Proto Labs, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	March 31,	December 31,
	2015	2014
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$52,553	$43,329
Short-term marketable securities	29,055	30,706
Accounts receivable, net	28,382	24,226
Inventory	6,386	6,194
Other current assets	4,836	3,889
Total current assets	121,212	108,344

Property and equipment, net	94,028	91,626
Long-term marketable securities	55,594	54,318
Goodwill	28,916	28,916
Other intangible assets, net	3,896	4,083
Other long-term assets	226	227
Total assets	$303,872	$287,514

Liabilities and shareholders' equity
Current liabilities
Accounts payable	$8,566	$7,882
Accrued compensation	7,865	6,067
Accrued liabilities and other	2,048	2,718
Income taxes payable	3,958	1,953
Current portion of long-term debt obligations	95	139
Total current liabilities	22,532	18,759

Long-term deferred tax liabilities	2,170	1,846
Long-term debt obligations	-	10
Other long-term liabilities	1,522	1,360

Shareholders' equity	277,648	265,539
Total liabilities and shareholders' equity	$303,872	$287,514

Proto Labs, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended
	March 31,
	2015	2014
Revenue
Protomold	$37,618	$32,694
Firstcut	16,370	13,380
Fineline	4,548	-
Total revenue	58,536	46,074

Cost of revenue	23,282	17,050
Gross profit	35,254	29,024

Operating expenses
Marketing and sales	8,854	6,417
Research and development	4,314	3,456
General and administrative	6,245	4,703
Total operating expenses	19,413	14,576
Income from operations	15,841	14,448
Other income (expense), net	(457)	103
Income before income taxes	15,384	14,551
Provision for income taxes	4,931	4,449
Net income	$10,453	$10,102

Net income per share:
Basic	$0.40	$0.40
Diluted	$0.40	$0.39

Shares used to compute net income per share:
Basic	25,850,274	25,573,851
Diluted	26,214,204	26,091,069

Proto Labs, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2015	2014
Operating activities
Net income	$10,453	$10,102
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,399	2,106
Stock-based compensation expense	1,342	998
Deferred taxes	343	107
Excess tax benefit from stock-based compensation	(510)	(897)
Amortization of held-to-maturity securities	305	482
Changes in operating assets and liabilities	85	2,368
Net cash provided by operating activities	15,417	15,266

Investing activities
Purchases of property and equipment	(6,230)	(9,892)
Purchases of marketable securities	(11,575)	(32,385)
Proceeds from sales and maturities of marketable securities	11,646	26,590
Net cash used in investing activities	(6,159)	(15,687)

Financing activities
Payments on debt	(49)	(50)
Acquisition-related contingent consideration	(1,000)	-
Proceeds from exercises of stock options and other	878	665
Excess tax benefit from stock-based compensation	510	897
Net cash provided by financing activities	339	1,512
Effect of exchange rate changes on cash and cash equivalents	(373)	71
Net increase in cash and cash equivalents	9,224	1,162
Cash and cash equivalents, beginning of period	43,329	43,039
Cash and cash equivalents, end of period	$52,553	$44,201

Proto Labs, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measure

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended
	March 31,
	2015	2014
Non-GAAP net income, adjusted for stock-based compensation expense, amortization expense and unrealized loss (gain) on foreign currency:
GAAP net income	$10,453	$10,102
Add back: Stock-based compensation expense
Cost of revenue	111	82
Marketing and sales	236	195
Research and development	294	215
General and administrative	701	506
Total stock-based compensation expense	1,342	998
Income tax benefits on stock-based compensation expense	(406)	(312)
Non-GAAP net income adjusted for stock-based compensation expense	11,389	10,788
Add back: Amortization expense
General and administrative	186	-
Income tax benefits on amortization expense	(65)	-
Non-GAAP net income adjusted for stock-based compensation and amortization expenses	11,510	10,788
Add back: Unrealized loss (gain) on foreign currency
Other income (expense), net	453	(13)
Income tax benefits on unrealized loss (gain) on foreign currency	(97)	4
Non-GAAP net income adjusted for stock-based compensation expense, amortization expense and unrealized loss (gain) on foreign currency	$11,866	$10,779

Non-GAAP net income per share:
Basic	$0.46	$0.42
Diluted	$0.45	$0.41

Shares used to compute non-GAAP net income per share:
Basic	25,850,274	25,573,851
Diluted	26,214,204	26,091,069

Proto Labs, Inc.

Comparison of GAAP to Non-GAAP Revenue Growth

(In thousands)

(Unaudited)

	Three Months Ended			% Change
	March 31,		%	Constant
	2015	2014	Change	Currencies[1]
Revenues
United States	$47,429	$34,984	35.6%	35.6%
Europe	8,781	9,205	-4.6%	10.3%
Japan	2,326	1,885	23.4%	43.5%
Total Revenue	$58,536	$46,074	27.0%	30.9%

[1] First quarter 2015 growth has been recalculated using first quarter 2014 foreign currency exchange rates to provide information useful in evaluating the underlying business trends excluding the impact of changes in foreign currency exchange rates.

Proto Labs, Inc.

Revenue by Geography - Based on Shipping Location

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2015	2014
Revenues
Domestic
United States	$44,845	$33,022
International
Europe	8,781	9,205
Japan	2,326	1,885
United States	2,584	1,962
Total international	13,691	13,052
Total revenue	$58,536	$46,074

Proto Labs, Inc.

Product Developer Information

(Unaudited)

	Three Months Ended
	March 31,
	2015	2014
Unique product developers and engineers served	11,009	7,669